SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2002

CYPRESS COMMUNICATIONS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-29281	582330270
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

Fifteen Piedmont Center Suite 710 Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (404) 869-2500

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On January 10, 2002, Cypress Communications, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with U.S. RealTel, Inc. ("U.S. RealTel") and Cypress Merger Sub, Inc., a wholly-owned subsidiary of U.S. RealTel ("Merger Sub"). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the "Offer") for all of the issued and outstanding shares of common stock, $.001 par value per shares (the "Shares), of the Company, at a purchase price of $3.50 per share. As soon as practicable after the consummation of the Offer, Merger Sub will merge with and into the Company (the "Merger") and the Company will become a wholly-owned subsidiary of U.S. RealTel. In the Merger, the remaining common shareholders of the Company will become entitled to receive the per share consideration paid in the Offer.

In connection with the Merger Agreement, and in order to induce U.S. RealTel and Merger Sub to enter into the Merger Agreement, certain shareholders of the Company entered into a Shareholders’ Agreement dated January 10, 2002 (the "Shareholders’ Agreement") with U.S. RealTel and the Merger Sub, concurrently with the execution and delivery of the Merger Agreement. The Shares covered by the Shareholders’ Agreement comprise approximately 11% of the issued and outstanding Shares (the "Subject Shares"). Pursuant to the Shareholders’ Agreement, such shareholders have agreed, among other things, to: (i) grant Merger Sub an option to purchase the Subject Shares; (ii) tender the Subject Shares into the Offer, (iii) vote the Subject Shares in favor of the Merger; and (iv) grant a proxy to U.S. RealTel, Merger Sub and two of their affiliates with the respect of voting of the Subject Shares, all upon the terms and subject to the conditions set forth in the Shareholders’ Agreement.

The obligation of Merger Sub to accept for payment and pay for Shares tendered pursuant to the Offer is subject to a number of conditions described in the Merger Agreement including that at least 90% of the outstanding Shares be validly tendered in the Offer.  Consummation of the Offer is not conditioned upon Merger Sub's receipt of financing.

On January 10, 2002, the Company and U.S. RealTel issued a joint press release announcing the Merger Agreement. The Merger Agreement, the Shareholders’ Agreement and the Press Release are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference in their entirety. The foregoing descriptions of the Merger Agreement, the Shareholders Agreement and the Press Release do not purport to be complete and are qualified in its entirety by reference to the full text of such agreements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
	Exhibit	Description of Exhibit
	2.1	Agreement and Plan of Merger, dated January 10, 2002, by and among Cypress Communications, Inc., U.S. RealTel, Inc. and Cypress Merger Sub, Inc.

99.1	Shareholders’ Agreement, dated January 10, 2002, by and among U.S. RealTel, Inc., Cypress Merger Sub, Inc. and certain shareholders of Cypress Communications, Inc. named therein.
99.2	Press Release issued January 10, 2002 by Cypress Communications, Inc. and U.S. RealTel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS COMMUNICATIONS, INC. /s/ W. Frank Blount By: W. Frank Blount Title: Chairman and Chief Executive Officer

Date: January 11, 2002